UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2009 (September 4, 2009)
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

8000 Global Drive	70665
P.O. Box 442, Sulphur, LA	70664-0442
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 4, 2009, Global Industries, Ltd. (the “Company”) announced that Jeffrey B. Levos will resign as Senior Vice President and Chief Financial Officer of the Company in mid- November, after the filing of the Company’s Form 10-Q for the third quarter. Mr. Levos will remain employed with the Company through February 15, 2010 to assist in the orderly transition of his duties, during which time Mr. Levos will be paid a salary and receive benefits equivalent to those in effect immediately prior to the announcement of his resignation. Mr. Levos will not be eligible for 2009 incentive compensation under the Company’s Management Incentive Plan. After Mr. Levos’ employment ceases, he will be eligible for eighteen months of insurance benefits at a cost equivalent to that paid by active executives. Mr. Levos is resigning voluntarily and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
A copy of the press release announcing Mr. Levos’ resignation is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits.
99.1	Press release dated September 4, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
Date: September 8, 2009	By:	/s/ Peter S. Atkinson
Peter S. Atkinson
President

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99.1	Press release dated September 4, 2009.